                                                                  EXHIBIT 10.5.1

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                    ----------------------------------------
                       SERVICING SECURED CREDIT AGREEMENT
                       ----------------------------------

          THIS SECOND AMENDMENT TO AMENDED AND RESTATED SERVICING SECURED CREDIT AGREEMENT (the "Amendment") is made and dated as of the 9th day of January, 1998, by and among THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York (all of the above individually a "Lender" and, collectively, the "Lenders"), FNBC, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and HEADLANDS MORTGAGE COMPANY, a California corporation (the "Company").

                                    RECITALS
                                    --------

          A. Pursuant to that certain Amended and Restated Servicing Secured Credit Agreement dated as of August 29, 1997 among the Administrative Agent, the Lenders and the Company (as amended to date, the "Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

          B. The Company filed a Form S-1 with the United States Securities and Exchange Commission on October 20, 1997 (and subsequently filed an amended Form S-1 on December 11, 1997) describing its plans to have an initial public offering of its common stock (the "IPO"), copies of which Form S-1 and amended Form S-1 have been distributed to the Lenders.

          C. In connection with the IPO, the Company has requested certain amendments and waivers to the Agreement and the Lenders have agreed thereto on certain conditions, all as more particularly described below.

          NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT
                                   ---------

          1.   Payment of Dividends.
               --------------------

               (a) Upon the occurrence of the IPO, the Company will no longer be an S Corporation under the Code. The Company desires to make a distribution to its current shareholders, in an aggregate amount not to exceed the amount of the Company's aggregate taxable income which has not been previously distributed (the "Shareholder Distribution"), from a portion of the proceeds from the IPO. The Lenders hereby approve the Shareholder

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Distribution, such approval to be effective as of the IPO Effective Date (as defined in Paragraph 11(b) below) if and when it occurs.

               (b) Effective as of the IPO Effective Date, Paragraph 8(f) of the Agreement is hereby amended to read in its entirety as follows:

                     "8(f) Payment of Dividends.  (1) Declare or pay any
                           --------------------
     dividends upon any shares of the Company's stock now or hereafter outstanding, except dividends payable in the capital stock of the Company, or (2) make any distribution of assets to its stockholders as such, whether in cash, property or securities, or (3) set aside any of its property for the purpose of doing any of the foregoing; provided, however, that the Company may pay, from time to time during any fiscal year of the Company, dividends and distributions in an aggregate amount not to exceed twenty-five percent (25%) of the amount equal to the Adjusted Net Income of the Company to date for such fiscal year (calculated as of each fiscal quarter end for such fiscal year); and provided further, that no dividend payment otherwise permitted above shall be made if, immediately before or after giving effect thereto, any Event of Default or Potential Default exists or would exist."

               (c) Effective as of the IPO Effective Date, a new definition of the term "Adjusted Net Income" is hereby added to Paragraph 12 of the Agreement in correct alphabetical order to replace the definition of the term "Pre-Tax Income," to read in its entirety as follows:

              "'Adjusted Net Income' shall mean for any period the positive
                 -------------------
     consolidated net income of the Company for such period, determined in accordance with the methodology described on Schedule II."
                                                  -----------

               (d) Effective as of the IPO Effective Date, Schedule II to the
                                                           -----------
Agreement is hereby replaced by Replacement Schedule II attached hereto.
                                -----------------------

           2.  Prepayment of Subordinated Debt.
               -------------------------------

               (a) The Company desires to prepay in full all outstanding principal and accrued interest (in an aggregate amount not exceeding $11,000,000.00) in connection with certain unsecured Subordinated Debt of the Company to Peter Paul and/or Jessica Paul (the "Paul Subordinated Debt") with a portion of the proceeds from the IPO. The Lenders hereby approve such prepayment of the Paul Subordinated Debt, such approval to be effective as of the IPO Effective Date if and when it occurs.

               (b) Effective as of the IPO Effective Date, Exhibit K to the
                                                           ---------
Agreement is hereby replaced by Replacement Exhibit K attached hereto.
                                ---------------------

          3.  Purchase or Retirement of Stock.  The Company desires the
              -------------------------------
flexibility to repurchase and retire shares of its common stock once it becomes a public company and the Lenders have agreed to provide such flexibility as long as no Event of Default or Potential

Default exists. Effective as of the IPO Effective Date, Paragraph 8(g) of the Agreement is hereby amended by adding the phrase "if, immediately before or after giving effect to any such acquisition, purchase, redemption or retirement, any Event of Default or Potential Default exists or would exist" after the word "outstanding" at the end of the paragraph.

          4.  Minimum Net Worth.
              -----------------

              (a) To reflect the agreement of the parties hereto to change the minimum net worth requirements under the Agreement, effective as of the Effective Date (as defined in Paragraph 11(a) below), Paragraph 8(k) of the Agreement is hereby amended to read in its entirety as follows:

                   "8(k) Minimum Net Worth.  Permit at any date its
                         -----------------
     consolidated:

                         (1) Effective Net Worth to be less than the greater of:
          (i) the amount equal to $40,000,000.00 plus fifty percent (50%) of the Company's consolidated annual net income (if positive) earned each calendar year commencing with the year 1998, and (ii) the amount equal to eighty percent (80%) of its consolidated Effective Net Worth as of the end of the month of occurrence of the initial public offering of the Company's common stock, minus such additional reductions thereafter that may occur as a result of the final determination of the exact amount of the Shareholder Distribution, plus fifty percent (50%) of the Company's consolidated annual net income (if positive) earned each calendar year (with the first year being a partial year commencing the month immediately following the month of occurrence of the initial public offering of the Company's common stock); or

                         (2) Adjusted Tangible Net Worth to be less than the greater of: (i) the amount equal to $70,000,000.00 plus fifty percent (50%) of the Company's consolidated annual net income (if positive) earned each calendar year commencing with the year 1998, and (ii) the amount equal to eighty percent (80%) of its consolidated Adjusted Tangible Net Worth as of the end of the month of occurrence of the initial public offering of the Company's common stock, minus such additional reductions thereafter that may occur as a result of the final determination of the exact amount of the Shareholder Distribution, plus fifty percent (50%) of the Company's consolidated annual net income (if positive) earned each calendar year (with the first year being a partial year commencing the month immediately following the month of occurrence of the initial public offering of the Company's common stock)."

          (b) Effective as of the Effective Date, a new definition of the term "Shareholder Distribution" is hereby added to Paragraph 12 of the Agreement in correct alphabetical order to read in its entirety as follows:

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

                "'Shareholder Distribution' shall mean the distribution by the
                 ------------------------
     Company to its shareholders, in an aggregate amount not to exceed the amount of the Company's aggregate taxable income which has not been previously distributed, from a portion of the proceeds from the initial public offering of the Company's common stock, which distribution has been expressly approved in writing by one hundred percent (100%) of the Lenders."

          5.  Current Ratio.  To reflect the agreement of the parties hereto to
              -------------
exclude certain assets of the Company in the determination of its Current Ratio, effective as of the Effective Date, the definition of the term "Current Ratio" set forth in Paragraph 12 of the Agreement is hereby amended to read in its entirety as follows:

               "'Current Ratio' shall mean at any date the ratio of current
                 -------------
     assets to current liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that in determining the Company's current assets for purposes hereof, the following assets shall be excluded: (a) the aggregate outstanding principal amount of all loans and advances outstanding to officers and employees of the Company and its Subsidiaries, and (b) any transferor interests retained by the Company in any securitizations of HELOCs and interest only strips receivables that will not be realized in the immediately following twelve-month period."

          6.  Stock Ownership.  To reflect the agreement of the parties hereto
              ---------------
to change the stock ownership requirement in anticipation of the IPO, effective as of the IPO Effective Date, Paragraph 9(i) of the Agreement is hereby amended to read in its entirety as follows:

               "9(i) Peter Paul shall cease to own at least twenty-five percent (25%) of the outstanding shares of capital stock of the Company; or any other Person, or Persons acting in concert, shall hold, directly or indirectly, beneficial interests in more shares of capital stock than Peter Paul does."

          7.  Reduction in Pricing.  To reflect the agreement of the Lenders to
              --------------------
reduce the interest rates applicable to certain Loans upon the occurrence of the IPO, effective as of the IPO Effective Date, the definitions of the terms "Eurodollar Spread" and "Federal Funds Pricing Spread" set forth in Paragraph 12 of the Agreement are hereby amended to read in their entirety as follows:

               "'Eurodollar Spread' shall mean one and one-quarter of one
                 -----------------
     percent (1.25%).

               'Federal Funds Pricing Spread' shall mean one and three-eighths
                -----------------------------
     of one percent (1.375%). "

          8.  Reduction in Facility Fee.  To reflect the agreement of the
              -------------------------
Lenders to reduce the commitment fee payable by the Company upon the occurrence of the IPO, effective as of the IPO Effective Date, subparagraph 3(l)(1) of the Agreement is hereby amended to replace the phrase

"seven-twentieths of one percent (0.35%) per annum" set forth therein with the phrase "one-quarter of one percent (0.25%) per annum."

          9.  Reaffirmation of Other Loan Documents.  The Company hereby affirms
              -------------------------------------
and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Secured Parties under the Security Agreement or any other Loan Document, (b) the term "Obligations" as defined in Paragraph 12 of the Agreement includes, without limitation, the Obligations of the Company under the Agreement as amended by this Amendment, (c) the Security Agreement remains in full force and effect and such agreement constitutes a continuing first priority security interest in and lien upon the Collateral, and (d) for any and all purposes, any reference to the Agreement following the effective date of this Amendment shall constitute a reference to the Agreement as amended to date, including, without limitation, by this Amendment.

          10.  Modification of Related Documents.  All reports and other forms
               ---------------------------------
utilized in connection with the day-to-day operations of the credit facility evidenced by the Agreement shall be deemed modified consistent with the provisions of this Amendment.

          11.  Effective Date and IPO Effective Date.
               -------------------------------------

               (a) The amendments set forth in Paragraphs 4 and 5 above shall be effective on the earliest date (the "Effective Date") upon which the Administrative Agent has received (a) duly executed copies of this Amendment from each of the Lenders, the Administrative Agent and the Company, and (b) such board resolutions, incumbency certificates and other additional documentation as the Administrative Agent may request in connection herewith.

               (b) The amendments set forth in Paragraphs 1, 2, 3, 6, 7 and 8 above shall be effective on the earliest date (the "IPO Effective Date") after the Effective Date upon which the IPO shall occur and each of the following statements shall be true: (i) the IPO involves the offering of between 4,500,000 and 5,700,000 shares of capital stock of the Company to the public market, (ii) there is no violation of any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in connection with the IPO, and (iii) the Net Proceeds from the IPO is not less than $20,000,000.00. For the purposes hereof, "Net Proceeds" shall mean the gross proceeds from the IPO minus all underwriter fees and expenses, the aggregate amount of the Shareholder Distribution, and the aggregate amount required to repay in full all outstanding amounts under the Paul Subordinated Debt.

          12.  Representations and Warranties.  The Company hereby represents
               ------------------------------
and warrants to the Administrative Agent and the Lenders as follows:

               (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Amendment will not violate any Requirement of Law or Contractual Obligation or require any consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority.

               (b) At and as of the date of execution hereof and at and as of the effective date of this Amendment and both prior to and after giving effect hereto: (1) the representations and warranties of the Company contained in the Loan Documents are accurate and complete in all respects, and (2) there has not occurred an Event of Default or Potential Default.

          13.  No Other Amendment.  Except as expressly amended herein, the Loan
               ------------------
Documents shall remain in full force and effect as currently written.

          14.  Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                HEADLANDS MORTGAGE COMPANY,
                a California corporation

                By:
                    ------------------------------

                Name:
                     -----------------------------

                Title:
                      ----------------------------

                THE FIRST NATIONAL BANK OF CHICAGO,
                a national banking association, as
                Administrative Agent and a Lender

                By:
                    ------------------------------

                Name:
                     -----------------------------

                Title:
                      -----------------------------

                BANK OF AMERICA NATIONAL TRUST
                AND SAVINGS ASSOCIATION,
                a national banking association,
                as a Lender

                By:
                    ------------------------------

                Name:
                     -----------------------------

                Title:
                      ----------------------------

                THE BANK OF NEW YORK,
                a banking corporation organized under
                the laws of the State of New York,
                as a Lender

                By:
                    ------------------------------

                Name:
                     -----------------------------

                Title:
                      -----------------------------

                                                         REPLACEMENT SCHEDULE II
                                                         -----------------------


                                  SCHEDULE II:
               METHODOLOGY FOR COMPUTATION OF ADJUSTED NET INCOME


Net Income                                             $XX
                   LESS

FAS 122       Gain On Sale of Mortgages                 XX

FAS 122       Decrease in Deferred Tax Liability        XX

                  PLUS

FAS 122       Loss On Sale of Mortgages                 XX

FAS 122       Service Release Premiums                  XX

FAS 122       Amortization and Impairment
                  of Servicing Rights                   XX

FAS 122       Net Book Value of Servicing
                  Assets Sold                           XX

FAS 122       Increase in Deferred Tax Liability        XX
                                                       ----

ADJUSTED NET INCOME                                  $  XX

                                                           REPLACEMENT EXHIBIT K
                                                           ---------------------


                                  SCHEDULE OF
                              PERMITTED OTHER DEBT
                                      AND
                        (*) PERMITTED OTHER SECURED DEBT


1. Indebtedness owed under repurchase agreements and gestation repurchase credit facilities entered into by the Company from time to time with financial institutions approved by the Administrative Agent and the Majority Lenders in an aggregate amount not to exceed at any one time outstanding $450,000,000.00.*

2. Indebtedness owed under any servicing secured facility (including the Agreement) in an aggregate amount not to exceed at any one time outstanding $30,000,000.00.*

3. Indebtedness owed under credit facilities entered into by and between the Company and Residential Funding Corporation ("RFC") from time to time secured by Mortgage Loans that are delinquent or in foreclosure or subject to a Take-Out Commitment issued by RFC, manufactured housing loans and REO properties in an aggregate amount not to exceed at any one time outstanding $15,000,000.00.*

4. Indebtedness owed under any deposit-backed interest rate exchange agreements and/or investment arbitrage lines, entered into in the ordinary course of business.*

5. Indebtedness of HMSI to third party lenders in an amount not to exceed $5,000,000.00 in the aggregate at any time outstanding, the proceeds of which Indebtedness shall be used by HMSI to finance advance receivables.*

6. Indebtedness of HMSI secured by liens on the retained interests in securitizations of HMSI in connection with yield maintenance arrangements on securities issued through HMSI.


                                       1